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                                                                   Exhibit 10.8


From: Robert A. Salcetti@chase.com
Sent: Friday, October 03, 2003 4:54 PM
To: jruben@abfsonline.com
Subject: Waiver




Please be advised JPMorgan Chase Bank has agreed to waive the potential default regarding the closing on the Greenwich facility which was scheduled for October 3, 2003 and the deadline is hereby extended to October 8, 2003.